Exhibit 10.34

AMENDMENT NO. 10 TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 10 TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of January 19, 2024, is made by and among WORLD KINECT CORPORATION, a Florida corporation (“WKC”), WORLD FUEL SERVICES EUROPE, LTD., a corporation organized and existing under the laws of the United Kingdom (“WFS Europe”), and WORLD FUEL SERVICES (SINGAPORE) PTE LTD, a corporation organized and existing under the laws of the Republic of Singapore (“WFS Singapore”), WORLD FUEL SERVICES, INC., a Texas corporation (“WFS Texas”), WFS UK HOLDING COMPANY IV LIMITED, a corporation organized and existing under the laws of the United Kingdom (“WFS UK”), KINECT ENERGY AS, a company organized under the laws of Norway (“Kinect Energy”), KINECT ENERGY SPOT AS, a company organized under the laws of Norway (“Kinect Spot”, and together with WKC, WFS Europe, WFS Singapore, WFS Texas, WFS UK and Kinect Energy, each a “Borrower” and collectively the “Borrowers”), and BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States (“Bank of America”), in its capacity as administrative agent for the Lenders generally (in such capacity, the “Administrative Agent”), and each of the Lenders. Except as expressly provided herein, capitalized terms used but not otherwise defined herein have the respective meanings ascribed to them in the Credit Agreement, as defined below after giving effect to this Amendment.

W I T N E S S E T H:

WHEREAS, the Borrowers, Bank of America, as Administrative Agent, Swing Line Lender and L/C-BA Issuer, and certain banks and other financial institutions (the “Lenders”) have entered into that Fourth Amended and Restated Credit Agreement dated as of October 10, 2013 (as amended by that certain Amendment No. 1 to Fourth Amended and Restated Credit Agreement, and Joinder Agreement dated as of January 30, 2015, that certain Amendment No. 2 to Fourth Amended and Restated Credit Agreement, and Joinder Agreement dated as of October 26, 2016, that certain Amendment No. 3 to Fourth Amended and Restated Credit Agreement dated as of May 12, 2017, that certain Amendment No. 4 to Fourth Amended and Restated Credit Agreement dated as of January 30, 2018, that certain Amendment No. 5 to Fourth Amended and Restated Credit Agreement dated as of July 23, 2019, that certain Amendment No. 6 to Fourth Amended and Restated Credit Agreement dated as of November 24, 202, that certain Amendment No. 7 to Fourth Amended and Restated Credit Agreement dated as of November 26, 2021, that certain Amendment No. 8 to Fourth Amended and Restated Credit Agreement dated as of April 1, 2022, that certain Amendment No. 9 to Fourth Amended and Restated Credit Agreement dated as of July 12, 2022 and as further amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”);

WHEREAS, pursuant to Section 1.11 of the Credit Agreement, the Borrowing Agent has requested that the Administrative Agent and the Lenders make Norwegian Kroner available as a Specified Currency under the Credit Agreement, and the Administrative Agent and the Specified Currency Revolving Lenders have agreed to do so;

WHEREAS, pursuant to Section 2.18 of the Credit Agreement, the Borrowing Agent may act on behalf of each other Borrower, including for the purpose of the execution and delivery of modifications to the Credit Agreement;

WHEREAS, the Borrowing Agent has requested that Kinect Energy and Kinect Spot be designated as Designated Borrowers under the Credit Agreement, and Administrative Agent and each Specified Currency Revolving Lender has approved such designation and substantially simultaneously with the effectiveness of this Amendment, Kinect Energy and Kinect have been approved as Designated Borrowers; and
WHEREAS, Section 2.19(b) of the Credit Agreement provides in the case of the designation of any Designated Borrower with a jurisdiction of domicile that is a jurisdiction different from each other Designated Borrower, the Administrative Agent, in its discretion, may make amendments to the Credit Agreement that it deems reasonably necessary for the addition of such Applicant Borrower, which amendments may be effected without the consent of any Lender;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Amendment to Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is amended as follows:
(a)A new definition is added to Section 1.02 in appropriate alphabetical order to read as follows:
“Norwegian Kroner” and “NOK” mean the lawful currency of Norway.
(b)The definition of “Eurocurrency Rate” contained in Section 1.02 is amended by (i) deleting “and” at the end of clause (a)(v) therein, (ii) restating clause (a)(vi) therein to read as follows and (iii) renaming existing clause (a)(vi) therein as clause (a)(vii) to read as follows:
(vi)     denominated in Norwegian Kroner, the rate per annum equal to the Norwegian Interbank Offered Rate (“NIBOR”), as published on the applicable Reuters screen page (or if not available, such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent     to such Interest Period; and
(vii) with respect to a Credit Extension denominated in any other currency, the rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.11(a); and
(c)The definition of “Relevant Rate” contained in Section 1.02 is amended and restated in its entirety to read as follows:
“Relevant Rate” means with respect to any Credit Extension denominated in (a) Dollars, SOFR, (b) Sterling, SONIA, (c) Euros, EURIBOR, (d) Danish Krone, CIBOR, (e) Mexican Pesos, TIIE, and (f) Norwegian Kroner, NIBOR, as applicable.
(d)The definition of “Specified Currency” contained in Section 1.02 is amended and restated in its entirety to read as follows:
“Specified Currencies” means each of the following currencies: Mexican Pesos, Danish Krone, Norwegian Kroner and each other currency (other than Dollars) that is approved in accordance with Section 1.11 for availability under the Specified Currency Revolving Credit Facility; provided that for each Specified Currency, such requested currency is an Eligible Currency.
(e)The definition of “Target2” contained in Section 1.02 is deleted in its entirety and replaced with “T2” and the definition of “TARGET Day” contained in Section 1.02 is amended and restated in its entirety, all to read as follows:
“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.
“TARGET Day” means any day on which T2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

(f)Sections 2.01(b)(i) and 2.01(b)(ii) are amended to add “(other than Kinect Energy AS and Kinect Energy Spot AS)” after each reference to “the Borrowers” therein.
(g)Section 2.17(b) is amended to add the following sentence to the end thereof:
Notwithstanding the foregoing or any other provision of this Agreement or any other Loan Document, the obligations and liabilities under this Agreement and under any other guarantee or indemnity provision in a Loan Document (the "Guarantee Obligations") of each Designated Borrower incorporated in Norway shall be limited to the extent necessary to comply with sections 8-7 and 8-10 of the Norwegian Companies Act of 13 June 1997 no. 44 (the “Norwegian Companies Act”) regarding unlawful financial assistance. For the avoidance of doubt, it is made clear that the Guarantee Obligations shall apply to any obligation and liability to the fullest extent permitted by those provisions of the Norwegian Companies Act.
(h)Section 6.12(c) is amended to restate clause (III) thereof to read as follows, to rename existing clause (III) to be clause (IV) and to add a new sentence to the end thereof, all to read as follows:
“(III) to the extent applicable in respect of a Subsidiary incorporated in Norway, evidence that the procedures set out in Section 8-10 of the Norwegian Companies Act of 13 June 1997 no. 44 have been complied with in respect of the Loan Documents to which it is (or will become) a party, and”
“Notwithstanding any other provision of this Agreement or any other Loan Document, including the Guaranty, the obligations and liabilities under this Agreement and under any other guarantee or indemnity provision in a Loan Document, including the Guaranty (the "Guarantee Obligations") of each Guarantor incorporated in Norway shall be limited to the extent necessary to comply with sections 8-7 and 8-10 of the Norwegian Companies Act of 13 June 1997 no. 44 (the "Norwegian Companies Act") regarding unlawful financial assistance. For the avoidance of doubt, it is made clear that the Guarantee Obligations shall apply to any obligation and liability to the fullest extent permitted by those provisions of the Norwegian Companies Act.”
2.    Effectiveness. This Amendment and the amendments to the Credit Agreement herein provided are immediately effective, without the consent of any Lender, as provided in the Credit Agreement.
3.    Entire Agreement. This Amendment, together with the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.
4.    Full Force and Effect of Amendment. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms. The parties hereto agree and understand that the amendment to the Credit Agreement provided by Section 1 shall be deemed effective on the Amendment Effective Date.

5.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, facsimile or other electronic transmission (including .pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.
6.    Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York.
7.    Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.
8.    References. All references in any of the Loan Documents (other than this Amendment) to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby.
9.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent, the Guarantors, the Lenders and their respective successors and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.
10.    Loan Document. This Amendment shall constitute a “Loan Document” under and as defined in the Credit Agreement.
[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWING AGENT, on behalf of the BORROWERS:

WORLD KINECT CORPORATION

By: /s/ Glenn Klevitz
Name: Glenn Klevitz
Title: Vice President, Treasurer

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Felicia Brinson
Name: Felicia Brinson
Title: Assistant Vice President

World Fuel Services Corporation
Amendment No. 10
Signature Page